Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

Western Alliance Bancorporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0365922
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2700 West Sahara Avenue
Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124406

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.0001	New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
Signature
Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock of Western Alliance Bancorporation (the “Registrant”) is set forth under the heading “Description of Our Capital Stock” in the prospectus forming part of Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on April 28, 2005 (File No. 333-124406), as amended by Amendment Nos. 1-3 thereto, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibit
1.	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN ALLIANCE BANCORPORATION
Date: June 27, 2005	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description
1.	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.